                               ADMINISTRATION AGREEMENT

                                       BETWEEN

                               SELECT ADVISORS TRUST A

                                         AND

                            INVESTORS BANK & TRUST COMPANY

                               ADMINISTRATION AGREEMENT


     THIS ADMINISTRATION AGREEMENT is made as of December 1, 1996 by and between SELECT ADVISORS TRUST A, a Massachusetts business trust (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors Bank").

     WHEREAS, the Fund is registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of separate portfolios; and

     WHEREAS, the Fund desires to retain Investors Bank to render certain administrative services to the Fund and Investors Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. APPOINTMENT.   The Fund hereby appoints Investors Bank to provide
administration and processing services for and on behalf of the Fund on the terms set forth in this Agreement. Investors Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS.   The Fund  has furnished Investors Bank with
copies properly certified or authenticated of each of the following:

          (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of Investors Bank to provide certain administrative services to the Fund and approving this Agreement;

          (b) The Fund's Declaration of Trust filed with the Commonwealth of Massachusetts on March 11, 1994 and all amendments thereto (the "Declaration");

          (c)   The Fund's by-laws and all amendments thereto (the "By-Laws");

          (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

          (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

          (f) The Fund's most recent prospectus and statement of additional information (together, the "Prospectus"); and

          (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for Investors Bank in the proper performance of its duties hereunder.

          The Fund will immediately furnish Investors Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify Investors Bank as soon as possible of any matter which may materially affect the performance by Investors Bank of its services under this Agreement.

     3. DUTIES OF INVESTORS BANK. Subject to the supervision and direction of the Board of Trustees of the Fund, Investors Bank will (i) supervise the overall administration of the Fund, (ii) prepare and, if applicable, file all documents required for compliance by the Fund with applicable laws and regulations, and
(iii) provide monitoring reports and assistance reasonably required for the Fund's compliance with federal securities and tax laws, including the 1940 Act and Subchapter M of the Internal Revenue Code of 1986, as amended. Pursuant to such obligations, Investors Bank will perform the services described in APPENDIX 1 hereto. Investors Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such APPENDIX 1 executed by both parties. At such time, the fee schedule included in APPENDIX 2 hereto shall be appropriately amended, by written amendment thereto executed by both parties.

          In performing all services under this Agreement, Investors Bank shall act in conformity with the Fund's Declaration and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, Investors Bank has no responsibility for the rendering of investment advice to the Fund nor for the choice of its investments.

     4.  DUTIES OF THE FUND.

          (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable Investors Bank to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

          (b) The Fund agrees to make its legal counsel available to Investors Bank for advice with respect to any matter of law arising in connection with Investors Bank's duties hereunder, and the Fund further agrees that Investors Bank shall be entitled to rely on such advice without further investigation on the part of Investors Bank. Investors Bank will not consult with such counsel on matters relating to the interpretation, construction or enforceability of this Agreement or any part hereof.

     5.  FEES AND EXPENSES.

          (a) For the services to be rendered and the facilities to be furnished by Investors Bank, as provided for in this Agreement, the Fund will compensate Investors Bank in accordance with the fee schedule attached as APPENDIX 2 hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or approved in advance by the Fund's management) of Investors Bank for which Investors Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse Investors Bank.

          (b) Investors Bank shall not be required to pay any expenses incurred by the Fund.

     6.  LIMITATION OF LIABILITY.

          (a) Investors Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except in respect of an error, mistake or loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its disregard thereof or a material breach of the provisions hereof.

          (b) The Fund will indemnify Investors Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions;
(ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of Investors Bank in the performance of such obligations and duties or by reason of its disregard thereof or a material breach of the provisions hereof.

          (c) Investors Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund (except as to matters where the interests of the Fund and Investors Bank, in the opinion of such counsel, differ), or its own counsel, knowledgeable in the field, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and Investors Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. Investors Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by any person or persons duly authorized by the Fund (as set forth in a certificate duly executed by an officer of the Fund). Investors Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by Investors Bank from the Fund.

          (d) In the event Investors Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, Investors Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise that is attributable to such causes.

          (e) Investors Bank acknowledges that the portfolios comprising the Fund are organized under a two-tier financial services structure, known as the Hub & Spoke-Registered Trademark-(1) structure, under and pursuant to a certain Hub & Spoke License and Service Agreement dated December 14, 1993 (the "License Agreement"), by and between the Fund's adviser, Touchstone Advisors, Inc., and Signature Financial Group, Inc. ("Signature"). As a material inducement to the Fund to enter into this Agreement, Investors Bank hereby warrants and represents that Investors Bank is a duly licensed and authorized third party Hub & Spoke processing agent of Signature, and is duly licensed and authorized by Signature to provide Hub & Spoke processing and administration services to, for and on behalf of the Fund and its portfolios in accordance with the terms of this Agreement; and further, that no consent, which has not already been obtained in writing by Investors Bank, is required by Touchstone Securities, Inc., or by either party to this Agreement from Signature in order for Investors Bank to provide Hub & Spoke processing and administration services, for and on behalf of the Fund and its portfolios.

          (f) Investors Bank will indemnify the Fund, its trustees, officers, employees and agents against and hold them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and related expenses) resulting from any claim, demand, action or suit (i) arising out of Investors Bank's failure to obtain and maintain in effect all licenses rights and permissions (all without cost to the Fund for so long as the Fund remains a party to the License Agreement and the License Agreement remains in full force and effect) required to enable it to use, to the full extent necessary for the performance of its duties and obligations under this Agreement, all intellectual property belonging to Signature Financial Services, Inc. and its affiliates that relates to the Hub & Spoke structure and related fund accounting and administration and the software and processes associated therewith and (ii) resulting from the willful misfeasance, bad faith or negligence of Investors Bank in the performance
--------------------
(1) Hub & Spoke is a registered service mark of Signature Financial Group, Inc.

of its duties and obligations under this Agreement or from its disregard thereof, or a material breach of the provisions hereof.

          (g) In no event shall Investors Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

     7.  TERMINATION OF AGREEMENT.

          (a) The term of this Agreement shall be eighteen months commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than sixty days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

               (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within 60 days of receipt of written notice from the non-violating party of such violation.

               (ii) Either party may terminate this Agreement during any Renewal Term upon sixty days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such sixty days, provided, however, that the effective date of such termination may be postponed, at the request of the Fund, to a date not more than ninety days after delivery of the written notice in order to give the Fund an opportunity to make suitable arrangements for a successor administrator.

               (iii) If the Fund determines at any time to cease using the Hub & Spoke structure in the conduct of its business, whether it changes to a master-feeder, multiple class or other structure, the Fund may terminate this Agreement if, after the Fund gives Investors Bank at least 30 days prior written notice of such change, the parties, after making diligent and good faith efforts, are unable to agree to amendments to this Agreement that are reasonable and fair to both parties under the circumstances, such termination to be effective 90 days after the delivery of such prior written notice.

               (iv) The Fund may terminate this Agreement if and at such time as a court of competent jurisdiction either (A) finds, after the exhaustion of all appeals, that the performance by Investors Bank of the services called for by this Agreement or the engagement by the Fund of Investors Bank to perform such services infringes the intellectual property rights of Signature Financial Services, Inc., or any affiliate thereof, in any manner whatsoever, or (B) enjoins or restrains the performance by Investors Bank of the services called for by this Agreement.

               (v) The Fund may terminate this Agreement if and at such time as any of the administration agreements between Investors Bank and Select Advisors Trust A, Select Advisors Portfolio or Select Advisors Variable Insurance Trust are terminated due to a material violation of the terms of any such administration agreement by Investors Bank.

          (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of Investors Bank relating to its performance of its duties hereunder.

     8.  MISCELLANEOUS.

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investors Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

               To the Fund:   Select Advisors Trust A
                              311 Pike Street
                              Cincinnati, OH 45202
                              Attention:  Edward G. Harness, Jr.



               To Investors Bank:  Investors Bank & Trust Company
                                   89 South Street
                                   Boston, MA  02111
                                   Attention: Carol Lowd

               With a copy to:     John E. Henry, General Counsel

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9. CONFIDENTIALITY. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     10. USE OF NAME. The Fund shall not use the name of Investors Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by Investors Bank prior thereto in writing; provided however, that the approval of Investors Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

     11. LIMITATION OF LIABILITY. Investors Bank is hereby expressly put on notice of the limitation of liability set forth in the Declaration of Trust of the Fund and agrees that the obligations assumed by the Fund hereunder shall be limited in all cases to the assets of the Fund and that Investors Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

     12. SEVERAL OBLIGATIONS OF THE PORTFOLIOS. This Agreement is an agreement entered into between Investors Bank and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, Investors Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though Investors Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                              SELECT ADVISORS TRUST A


                              By:
                                 ---------------------------
                              Name:
                              Title:


                              INVESTORS BANK & TRUST COMPANY


                              By:
                                 ---------------------------
                              Name:
                              Title: